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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 11, 1996 in the Registration Statement (Form S-4) and related Prospectus of InterMedia Capital Partners IV, L.P. and InterMedia Partners IV, Capital Corp. for the registration of $292,000,000 11 1/4% Senior Notes due 2006.


                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP

Denver, Colorado
September 10, 1996